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                                                                    EXHIBIT 10.7

                         FIRST AMENDMENT OF AGREEMENT

     THIS FIRST AMENDMENT OF AGREEMENT is made this 31st day of July, 2001, by and between UNICORP, INC., a Nevada corporation having its principal office and place of business in Harris County, Texas ("Unicorp"), EQUITABLE ASSETS, INCORPORATED, a Belize corporation having its principal office and place of business in Belize City, Belize ("Equitable"), TEXAS NEVADA OIL & GAS CO., a Texas corporation having its principal office and place of business in Harris County, Texas ("TNOG"), and HOUSTON AMERICAN ENERGY CROP., a Delaware corporation having its principal office and place of business in Harris County, Texas ("HAEC") and the successor to Opportunity Acquisition Company, a Texas corporation ("Opportunity").

     WHEREAS, the parties previously entered into that certain Agreement dated March 23, 2001 (the "Original Agreement"); and

     WHEREAS, the parties now desire to amend the Original Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties do hereby agree as follows:

     1. Amendment of Original Agreement. Paragraphs 2 and 4 of the Original Agreement are hereby amended in their entirety to read as follows:

     "2. Merger. As of July 31, 2001 HAEC, as successor to Opportunity, will enter into an agreement of merger (the "Merger Agreement") with TNOG, whereby TNOG will, following the effectiveness of the Exchange Act Registration, merge with HAEC (the "Merger") pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. HAEC will be the surviving entity. The Merger Agreement will provide that the shares of the common stock of HAEC (the "HAEC Stock") following the Merger will be held approximately five percent by the Unicorp Shareholders and 95 percent by the shareholders of HAEC before the Merger."

     "4. Registration of Opportunity's Stock. In conjunction with the Information Statement, and as part of the Merger, an S-4 Registration Statement (the "Securities Act Registration") in accordance with the Securities Act will be prepared and filed by HAEC to register the HAEC Stock to be received by the Unicorp Shareholders."

Additionally, all references in the Original Agreement to "Opportunity" shall hereafter refer to "HAEC."

     2. Attorney's Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this First Amendment for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other parties hereto.

     3. Mediation and Arbitration. All disputes arising or related to this First Amendment must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Houston, Texas. If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Texas law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Houston, Texas, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law. Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator's determination of the merits of the controversy. The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights. An arbitration award may be entered in any court having jurisdiction.
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     4.  Benefit.  All the terms and provisions of this First Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     5. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, if to Unicorp, Equitable, or TNOG, addressed to Mr. Louis Mehr at 1907 Tarpley, Katy, Texas 77493, with a copy to M. Stephen Roberts, Esquire, at P.O. Box 981021, Houston, Texas 770098, telecopier (713) 961-1148, and e-mail sroberts@bigfoot.com; and if to HAEC, addressed to Mr. John F. Terwilliger at 801 Travis Street, Suite 1425, Houston, Texas 77002, telecopier (713) 221-8845, and e-mail mooseoil@swbell.net, with a copy to Norman T. Reynolds, Esquire, Jackson Walker L.L.P. at 1100 Louisiana Street, Suite 4200, Houston, Texas 77002, telecopier (713) 752-4221, and e-mail nreynolds@jw.com. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

     6. Construction. Words of any gender used in this First Amendment shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this First Amendment shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     7. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this First Amendment or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     8. Cumulative Rights. The rights and remedies of any party under this First Amendment and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     9. Invalidity. In the event any one or more of the provisions contained in this First Amendment or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this First Amendment or any such other instrument.

     10.  Time of the Essence.  Time is of the essence of this First Amendment.

     11. Headings. The headings used in this First Amendment are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this First Amendment, and do not effect or constitute a part of this First Amendment.

     12. Excusable Delay. None of the parties hereto shall be obligated to perform and none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, wars or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or other restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated, or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     13. No Third-Party Beneficiary. Any agreement to pay an amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their respective

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successors and permitted assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this First Amendment.

     14. Multiple Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Governing law; Jurisdiction. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for Harris County, Texas, as well as of the District Courts of the State of Texas in Harris County, Texas over any suit, action or proceeding arising out of or relating to this First Amendment. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

     16. Perfection of Title. The parties hereto shall do all other acts and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this First Amendment, and to carry out the intent of this First Amendment.

     17. Entire Agreement. This instrument contains the entire understanding of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, this First Amendment has been executed in multiple counterparts on the date first written above.

                                            UNICORP, INC.


                                            By   /s/ Louis G. Mehr
                                              ---------------------------------
                                              Louis G. Mehr, President



                                            EQUITABLE ASSETS, INCORPORATED


                                            By   /s/ Louis G. Mehr
                                              ---------------------------------
                                              Louis G. Mehr, President



                                            TEXAS NEVADA OIL & GAS CO.


                                            By   /s/ Louis G. Mehr
                                              ---------------------------------
                                              Louis G. Mehr, President



                                            HOUSTON AMERICAN ENERGY CORP.


                                            By   /s/ John F. Terwilliger
                                              ---------------------------------
                                              John F. Terwilliger, President

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